Exhibit 10.32

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of May 9, 2014 (the “Effective Date”), by and between Heritage Insurance Holdings, LLC, a Delaware limited liability company (the “Company”), and Ananke Re, Ltd., a Bermuda corporation (the “Investor”).

RECITALS

WHEREAS, the Company intends to convert from a Delaware limited liability company to a Delaware corporation (the “Conversion”) and, following such Conversion, to consummate an initial public offering (the “IPO”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, Common Stock having an aggregate purchase price equal to $10,000,000 (Ten Million Dollars) concurrently with the consummation of the IPO at a price per share of Common Stock equal to the initial offering price in the IPO (the “IPO Price”), as set forth on the cover of the final prospectus filed with the Securities and Exchange Commission (the “SEC”), subject to adjustment as set forth in Section 1.1 below, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the SEC for the Company’s IPO.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, $10,000,000 (Ten Million Dollars) of Common Stock (the “Investment Amount”) at the IPO Price; provided, however, that if the IPO Price exceeds the highest point of the price range (the “Maximum Price”) set forth in the Registration Statement which includes the preliminary prospectus filed with the SEC in connection with the IPO, then the Investor shall purchase the Investment Amount at the Maximum Price (such purchase price per share to be paid by the Investor pursuant to this sentence, the “Per Share Purchase Price”). The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the Per Share Purchase Price (rounded down to the nearest whole share). Payment of the aggregate purchase price for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). “Registration Statement” means the registration statement on Form S-1 (File No. 333-195409), including any prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended (“Securities Act”), and any free writing prospectuses, relating to the IPO.

2.1. Organization, Valid Existence and Qualification. The Company is a limited liability company, and following the Conversion will be a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite limited liability company, and following the Conversion will have all requisite corporate, power and authority to carry on its business as currently conducted. The Company is, and following the Conversion will be, duly qualified to transact business in each jurisdiction in which it conducts its business, except where failure to be so qualified would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2. Registration Statement. The Registration Statement and any prospectus contained therein will not, as of the filing date of such Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.3. Authorization. All limited liability company or corporate, as applicable, action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4. Valid Issuance of Shares. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) restrictions on transfer under the Lock-Up Agreement (as hereinafter defined), and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not, and following the Conversion will not be, in violation or default in any material respect of any provision of its certificate of formation, operating agreement, certificate of incorporation or bylaws, as applicable, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which would reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.6. Underwriting Agreement. Upon the execution of the Underwriting Agreement by the Company and the Underwriters, the Company hereby makes the same representations and warranties to the Investor that the Company makes to the Underwriters in the Underwriting Agreement.

2.7 No Material Adverse Change. Since the date of this Agreement, there has been no change, event, condition or development that has had, or could reasonably be expected to result in, a material adverse effect on the Company’s financial condition, business or operations.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. Such Investor has all requisite power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares acquired by such Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3. No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4. Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5. Investment Experience. Such Investor understands that the purchase of the Shares involves substantial risk. Such Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment; and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons. Such Investor represents that the office in which its investment decision was made is located at the address set forth in Section 7.5.

3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.7. Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8. No Brokers. Such Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

3.9. Lock-Up Agreement. Such Investor has executed and delivered to the Underwriters a lock-up agreement in substantially the form attached to the Underwriting Agreement (the “Lock-Up Agreement”). Such Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares.

4. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver shall be given by written notice to the Company.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in every respect as of the Closing.

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3 Investor Approvals. On or before the Closing, the Investor shall have obtained all approvals, consents and qualifications, including any regulatory approvals, necessary to complete the purchase and sale described herein.

4.4. IPO. The Registration Statement shall been declared effective by the SEC. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investor hereunder, the Underwritten Securities (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.5. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver shall be given by written notice to the Investor:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Payment of the Purchase Price. Such Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.5. IPO. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investor hereunder, the Underwritten Securities at the IPO Price (less any underwriting discounts or commissions).

6. Other Rights and Obligations of the Parties.

6.1. Registration Rights.

(a) Demand Registration.

(i) Subject to the conditions of this Section 6.1(a), if the Company shall receive a written request from the Investor that the Company file a registration statement under the Securities Act, on Form S-1, Form S-3, or any successor form thereto, covering the registration of the Shares, then the Company shall, as expeditiously as reasonably possible, effect the registration under the Securities Act of all Registrable Securities (as defined below) that the Investor has requested to be registered.

(ii) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, the Investor shall so advise the Company as part of its request made pursuant to this Section 6.1(a). In such case, each of the Company and the Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investor). If the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise the Investor, and the number of shares that may be included in the underwriting shall be reduced accordingly; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iii) The Company shall not be required to effect a registration pursuant to this Section 6.1(a):

(A)	prior to 180 days following the IPO;

(B)	after the Company has effected one (1) registration pursuant to this Section 6.1(a) and such registration has been declared or ordered effective;

(C)	if, within thirty (30) days of receipt of a written request from the Investor pursuant to Section 6.1(a)(i), the Company gives notice to the Investor of the Company’s intention to file a registration statement within ninety (90) days, other than pursuant to a Special Registration Statement; or

(D)	if the Company shall furnish to the Investor a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than forty-five (45) days after receipt of the request of the Investor; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(b) Piggyback Registrations.

(i) For so long as the Investor holds Registrable Securities, the Company shall notify the Investor in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Investor the opportunity to include in such registration statement all or part of such Registrable Securities held by the Investor. If the Investor desires to include in any such registration statement all or any part of the Registrable Securities held by it, the Investor shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Investor. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii) If the registration statement of which the Company gives notice under this Section 6.1(b) is for an underwritten offering, the Company shall so advise the Investor. In such event, the right of the Investor to include Registrable Securities in a registration pursuant to this Section 6.1(b) shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. Each of the Company and the Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Investor; provided, however, that no such reduction shall reduce the amount of securities of the Investor included in the registration below twenty five percent (25%) of the total amount of securities included in such registration.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.1(b) whether or not the Investor has elected to include securities in such registration, and shall promptly notify the Investor, if it has elected to include shares in such registration of such termination or withdrawal.

(c) Expenses. All Registration Expenses incurred in connection with any registrations pursuant to this Section 6.1 shall be borne by the Company. The Investor shall pay the fees and disbursements of its own counsel in connection with any registration pursuant to this Section 6.1, provided, however, that the Company shall pay the reasonable fees and disbursements of the Investor’s counsel in any such registration pursuant to this Section 6.1 in an amount not to exceed $25,000 (Twenty-Five Thousand Dollars). All Selling Expenses incurred in connection with any registrations pursuant to this Section 6.1 shall be borne by the Investor.

(d) No Assignment of Registration Rights. The rights granted to the Investor pursuant to this Section 6.1 may not be assigned, in whole or in part, without the prior written consent of the Company.

(e) Indemnification by the Company. If underwriters are engaged in connection with any registration referred to in Section 6.1, the Company shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Investor, its directors and officers, and each person, if any, who controls the Investor within the meaning of the Securities Act and the Exchange Act, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by such Investor.

(f) Certain Definitions. For purposes of this Section 6.1, the following terms shall have the following respective meanings:

“Registrable Securities” means the Shares acquired by the Investor pursuant to this Agreement and any securities that may be issued or distributed in respect of, or in substitution for, any Shares by way of dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. Notwithstanding the foregoing, Registrable Securities shall not include any securities: (i) that have been sold or disposed of in accordance with an effective registration statement covering such securities; (ii) for which Rule 144 or another exemption from registration is available to enable the Investor to dispose of the number of shares of Common Stock it desires to sell at the time it desires to do so without registration under the Securities Act or other similar applicable law; or (iii) that have been sold or disposed of in accordance with Rule 144 (or any similar provision then in force under the Securities Act).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and expenses relating to the removal of legends and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

6.2. Legends.

(a) It is understood that the book-entry credits evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) If any Shares are registered for sale under the Securities Act or cease to be subject to restrictions on transfer under applicable state and federal securities laws and the Lock-Up Agreement, the Company, upon the written request of the Investor, shall promptly direct the Company’s transfer agent to remove the legends set forth in Section 6.2 or any similar legends.

6.3. Reports. The Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and the Company will take such further action as the Investor may reasonably request to the extent required from time to time to enable the Investor following the IPO to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with the filing requirements set forth in the preceding sentence and, if not, the specifics thereof.

6.4. Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that could be integrated with the offer or sale of the Shares to the Investor in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor or result in any violation of the Securities Act.

6.5 Publicity. The Company shall not issue any such press release or otherwise make any public statement or disclosure regarding the transaction contemplated by this Agreement without the prior consent of the Investor, which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the Company shall promptly provide the Investor with prior written notice of such public statement or disclosure.

7. Miscellaneous.

7.1. Survival of Representations and Warranties; Indemnification. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the second anniversary of the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof).

7.3. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.4. Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.5. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to the Investor:

Ananke Re, Ltd.

c/o Nephila Capital Ltd

Victoria Place, 3rd Floor

West, 31 Victoria Street

Hamilton, HM10

Bermuda

Facsimile: 441-296-3648

Attention: Steven Glassman

and

Nephila Capital Ltd

Victoria Place, 3rd Floor

West, 31 Victoria Street

Hamilton, HM10

Bermuda

Facsimile: 441-296-3648

Attention: Counsel

With a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile: 212-728-8111

Attention: Michael Groll, Esq.

; and

(b)	if to the Company:

Heritage Insurance Holdings, Inc.

2600 McCormick Drive, Suite 300

Clearwater, FL 33759

Facsimile: (866) 929-4530

Attention: Bruce Lucas

With a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Facsimile: (312) 558-5700

Attention: Steven J. Gavin, Esq.

7.6. No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

7.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.7 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.10. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.11. Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company shall pay the reasonable fees and disbursements of the Investor’s counsel in an amount not to exceed $25,000 (Twenty-Five Thousand Dollars).

7.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.13. Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (c) the Registration Statement is withdrawn, (d) the Underwriting Agreement has not become effective by June 30, 2014, or (e) the written consent of each of the Company and the Investor.

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IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

HERITAGE INSURANCE HOLDINGS, LLC

By:	/s/ Bruce Lucas
Name:	Bruce Lucas
Title:	Chairman & Chief Executive Officer

INVESTOR:

ANANKE RE, LTD.

By:	/s/ Laura Taylor
Name:	Laura Taylor
Title:	Director